UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 12, 2004

Date of Report (Date of earliest event reported):

Commission File Number: 333-102930

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SILVER STAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      98-0385312

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 477-2211

(Issuer's telephone number, including area code)

Item 5.    Other Events.

On March 12, 2004, Silver Star Energy, Inc.  (the "Company") entered into an agreement with Naomi Johnston ("Johnston") wherein Johnston agreed that she would surrender, for cancellation, 12,300,000 shares of the Company's common stock.

Also on March 12, 2004, the Company entered into an agreement with Sak Narwal ("Narwal") wherein Narwal agreed to surrender, for cancellation, 12,300,000 shares of the Company's common stock.

This reduction in the total number of shares issued and outstanding was conducted pursuant to the request of a financing group.  The reduction is a condition precedent to their agreement to provide funding for the Company.  After cancellation of the above shares, the Company will have a total of 82,867,512 shares of common stock issued and outstanding.

Dated:  March 19, 2004

SILVER STAR ENERGY, INC.

/s/ Robert McIntosh

     Robert McIntosh,

     President